UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2023

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this report, Petros Pharmaceuticals, Inc. (the “Company”) held a special meeting of stockholders on September 14, 2023 (the “Special Meeting”), at which the Company’s stockholders approved an amendment (the “Incentive Plan Amendment”) to the Company’s Amended and Restated 2020 Omnibus Incentive Compensation Plan (the “Incentive Plan”) to increase the aggregate number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) available for the grant of awards under the Incentive Plan by 2,500,000 shares, to a total of 2,760,000 shares of Common Stock.

For more information about the Incentive Plan Amendment, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 25, 2023 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the Incentive Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Plan Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Share Increase Amendment”) to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 and to make a corresponding change to the number of authorized shares of the Company’s capital stock. Following the Special Meeting, on September 14, 2023, the Company filed the Share Increase Amendment with the Secretary of State of Delaware.

For more information about the Share Increase Amendment, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Share Increase Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Special Meeting was held on November 29, 2022. As of the close of business on August 16, 2023, the record date for the Special Meeting, there were 2,113,570 shares of Common Stock outstanding and entitled to vote on the proposals described below. The matters described below were submitted to a vote of the holders of the Company’s Common Stock at the Special Meeting. Each proposal is described in detail in the Proxy Statement.

1.	Authorization, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of Common Stock underlying shares of convertible preferred stock and warrants issued by the Company in a private placement in July 2023, in an amount equal to or in excess of 20% of the Common Stock outstanding before the issuance of such convertible preferred stock and warrants (including any amortization payments made to the holders of convertible preferred stock in the form of issuance of shares of Common Stock and upon the operation of anti-dilution provisions applicable to such convertible preferred stock and warrants in accordance with their terms) (the “Issuance Proposal”).

For	Against	Abstain
726,645	20,681	2,976

2.	Approval of a proposed amendment to the Amended and Restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan to increase the aggregate number of shares available for the grant of awards by 2,500,000 shares, to a total of 2,760,000 shares of Common Stock (the “Incentive Plan Amendment Proposal”)

For	Against	Abstain
685,428	64,669	205

3.	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Share Increase Proposal”).

For	Against	Abstain
728,964	20,658	680

4.	Approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal (the “Adjournment Proposal”).

For	Against	Abstain
713,368	34,382	2,552

For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Petros Pharmaceuticals, Inc.
10.1	First Amendment to Amended and Restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: September 15, 2023	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer